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                                                                   EXHIBIT 10.R


                                PROMISSORY NOTE

$1,564,000.00            HOUSTON, HARRIS COUNTY, TEXAS              MAY 30, 1997

              FOR VALUE RECEIVED, the undersigned, WILLIAM A. WISE and MARIE F. WISE (collectively, "Maker") having a mailing address of 2121 Kirby Drive, No. 29N, Houston, Texas 77019, promises to pay to the order of EL PASO ENERGY CORPORATION, a Delaware corporation ("Payee"), at its address, 1001 Louisiana, Houston, Texas 77002, or at such other place as Payee or the holder of this Note may direct, the principal sum of ONE MILLION FIVE HUNDRED SIXTY-FOUR THOUSAND AND NO/100 DOLLARS ($1,564,000.00), together with interest on said principal, or so much thereof as may be from time to time advanced and outstanding, at the rate of 6.8% per annum.

              Principal and interest on this Note shall be payable as follows:

              Interest shall accrue monthly on this Note, but shall not be due and payable until maturity, which shall be the earlier of (i) May 30, 2006 or (ii) the retirement of William A. Wise from Payee, when all outstanding principal and accrued interest thereon shall be due and payable in full.

              Interest charges will be calculated on amounts advanced hereunder on the actual number of days said amounts are outstanding on the basis of a 365/366 day year, as the case may be. It is the intention of Maker and Payee to conform strictly to all applicable usury laws. It is therefore agreed that
(i) in the event that the maturity hereof is accelerated by reason of an election by Payee, or if same is prepaid prior to maturity, all unearned interest shall be cancelled automatically or, if theretofore paid, shall either be refunded to Maker or credited on the unpaid principal amount of this Note, whichever remedy is chosen by Payee, (ii) the aggregate of all interest and other charges constituting interest under applicable law and contracted for, chargeable or receivable under this Note or otherwise in connection with the transaction for which this Note is given shall never exceed the maximum amount of interest, nor produce a rate in excess of the maximum rate of interest (the "Highest Non-Usurious Rate") that Payee may charge Maker under applicable law and in regard to which Maker may not successfully assert the claim or defense of usury, and (iii) if any excess interest is provided for, it shall be deemed a mistake and the same shall either be refunded to Maker or credited on the unpaid principal amount hereof and this Note shall be automatically deemed reformed so as to permit only the collection of the maximum legal non-usurious rate and amount of interest. All sums paid or agreed to be paid to the holder of this Note for the use, forbearance or detention of the indebtedness evidenced hereby to the full extent allowed by applicable law, shall be amortized, prorated, allocated and spread through the full term of this Note.


                                                           MFW          WAW
                                                           ---          ---
                                                           Maker's Initials

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              In the event of default in the payment of any installment of principal or interest when due hereunder, or upon the occurrence of any event of default under any document or instrument executed in connection with or as security for this Note, or upon failure in performance of any covenant, agreement, or obligation to be performed under any documents executed in connection with or as security for this Note, Payee may declare the entirety of this Note, principal and interest, immediately due and payable without any notice, and failure to exercise said option shall not constitute a waiver on the part of Payee of the right to exercise the same at any other time.

              No security taken for the payment of this Note shall affect the liability of any person liable for payment of this Note. Payee may require payment by Maker and any surety, endorser, or guarantor hereof without first resorting to any security for this Note, and no judgment taken against any such party shall terminate any lien, security interest or other interest of Payee in said security.

              Maker consents to the release or discharge of any party liable hereon (including any of the undersigned) and to the release or impairment of any collateral for this Note by Payee.

              All past due principal and interest on this Note shall bear interest from maturity of such principal or interest (in whatever manner same may be brought about) until paid at the Highest Non-Usurious Rate. To the extent the Highest Non-Usurious Rate is determined by reference to the laws of the State of Texas, same shall be determined by reference to the indicated (weekly) rate ceiling (as defined and described in Texas Revised Civil Statutes, Article 5069-1.04, as amended) at the applicable time in effect. In the event default is made in the payment of this Note in whatever manner its maturity may be brought about, and it is placed in the hands of an attorney for collection, or is collected through probate, bankruptcy or other proceedings, Maker promises to pay all costs and reasonable attorneys' fees incurred by Payee as a result thereof.

              Maker and every surety, endorser and guarantor of this Note waive grace, notice, demand, presentment for payment, notice of non-payment, protest, notice of protest, notice of intention to accelerate, notice of acceleration of the indebtedness due hereunder and all other notice, filing of suit and diligence in collecting this Note, and the enforcing of any of the security rights of Payee, and consent and agree that the time of payment hereof may be extended without notice at any time and from time to time, and for periods of time whether or not for a term or terms in excess of the original term hereof, without notice or consideration to, or consent from, any of them.

              This Note may be prepaid, in whole or in part, at any time without penalty.

              Provided that Maker is then current in its payment obligations under this Note, any prepayment sums received by Payee or other holder hereof shall be applied to the payments of principal in inverse order.


                                                           MFW          WAW
                                                           ---          ---
                                                           Maker's Initials

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              This Note is secured by that certain deed of trust instrument of even date herewith executed by Maker to Britton White, Jr., Trustee for the benefit of Payee covering, among other things, the real property described as No. 29N of The Huntingdon, 2121 Kirby Drive, Houston, Texas 77019 as more fully described on Exhibit A attached hereto.

    Time is of the essence with respect to all time periods set forth in this Note.

    This Note is made and delivered in the State of Texas, with reference to the laws of said state and it is understood and agreed that the legality, enforceability and construction hereof shall be governed by the laws of the State of Texas and the United States of America.

                     The terms and provisions hereof shall be binding upon and inure to the benefit of Maker and Payee and their respective successors and assigns.

                     EXECUTED EFFECTIVE the day and year first written above.

                                        "Maker":

                                        /s/ William A. Wise
                                        -----------------------
                                        WILLIAM A. WISE


                                        /s/ Marie F. Wise
                                        -----------------------
                                        MARIE F. WISE


                                                           MFW          WAW
                                                           ---          ---
                                                           Maker's Initials

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                                   EXHIBIT A

                              PROPERTY DESCRIPTION


The following described apartment unit and an undivided interest in the Common Elements, located in and being part of THE HUNTINGDON, a Condominium regime in Harris County, Texas, according to the Declaration and the Survey Plats, Exhibits and By-Laws attached thereto, recorded in Volume 132, Page 90, amended by Volume 137, Page 87 of the Condominium Records, Volume 144, Page 61, Volume 153, Page 1, Volume 154, Page 133, Volume 155, Page 40, Volume 155, Page 79, Volume 155, Page 88, Volume 155, Page 133, Volume 155, Page 136, Volume 156, Page 31, Volume 156, Page 72, Volume 156, Page 113, Volume 157, Page 17, Volume 159, Page 106, Volume 159, Page 113, Volume 159, Page 116, refiled and amended under Film Code Nos. 160050, Page 160132, 160140, 164010 and 164129, all of the
Condominium Records of Harris County, Texas, to-wit:

         (a)     Unit 29N on the 29th Level.

         (b) An undivided .01753 percent interest in and to the General Common Elements of said Condominium Project.


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                           PROMISSORY NOTE AMENDMENT


         WHEREAS, WILLIAM A. WISE and MARIE F. WISE (collectively, "Maker") executed that certain promissory note (the "Note") dated May 30, 1997 in the original principal amount of $1,564,000.00 made payable to El Paso Energy Corporation, a Delaware corporation ("Payee"), which Note is secured by that certain Deed of Trust of even date with the Note executed by Maker to Britton White, Jr., Trustee for the benefit of Payee covering among other things, the real property described as No. 29N of the Huntingdon, 2121 Kirby Drive, Houston, Texas 77019 as more fully described in said Deed of Trust;

         WHEREAS, Maker and Payee have agreed to amend the Note to more correctly evidence their agreement;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned parties hereby agree as follows:

         1. The Note is hereby amended such that in the event that Maker shall become entitled to receive a Severance Benefit pursuant to the terms of the El Paso Natural Gas Company Key Executive Severance Protection Plan (the "Plan"), then effective therewith the entire unpaid principal balance of the Note, together with all interest accrued thereon, automatically and without further action by either party shall be forgiven by Payee and shall be deemed discharged and extinguished in full. Further, Payee hereby agrees and acknowledges that such discharge and extinguishment shall constitute a "payment or distribution" by Payee to or for the benefit of Maker for purposes of
Section 6.1 of the Plan.

         2. In all other respects, the Note is hereby reaffirmed and ratified and in the event of any conflict between the terms of said Note and this Amendment, this Amendment shall control.


                 EXECUTED this 20th day of November, 1997.



                                       EL PASO ENERGY CORPORATION,
                                        a Delaware corporation


                                       By:  /s/ BRITTON WHITE, JR.
                                       Name:    Britton White, Jr.
                                       Title:   Executive Vice President and
                                                General Counsel
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                                                                         "Payee"


                                        /s/ WILLIAM A. WISE
                                        ------------------------
                                        WILLIAM A. WISE


                                        /s/  MARIE F. WISE
                                        ------------------------
                                        MARIE F. WISE

                                                                         "Maker"